Exhibit 99.1

NEWS RELEASE

Contact:	Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

ALLIANCE DATA SECURES ADDITIONAL LIQUIDITY THROUGH NEW

THREE-YEAR TERM CREDIT FACILITY

DALLAS, Texas – May 18, 2009 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that the Company has completed a new term financing facility of $134 million.

The new three-year, fully-funded facility, together with the Company’s already existing revolver, increases the Company’s corporate bank facilities to $884 million. The Company also has the option to upsize this term financing facility to $250 million in the next sixty days. The funding rate on the term of the loan is approximately 3.5 – 4.5 percent. Lead agents on the bank facility were BMO Capital Markets and SunTrust Robinson Humphrey. Agent banks included Bank of America, JP Morgan Chase Bank, and Barclays Bank.

“We spent much of the last year securing liquidity for our private label business via FDIC-insured CDs, bank conduits and most recently the government’s Term Asset-Backed Securities Loan Facility, or TALF program. Mission accomplished on that front, including sufficient excess capacity to handle potential private label credit portfolio acquisitions,” said Bob Armiak, senior vice president and treasurer of Alliance Data. “Now turning to corporate liquidity, this new three-year term facility provides yet another source of liquidity and is incremental to our existing corporate debt sources, which includes privately placed bonds, convertible debt securities and our revolving credit facilities. These sources of liquidity along with the significant free cash flow generated from operations will ensure that our needs for 2009 are met including the repayment of $250 million in private placement debt.”

About Alliance Data

Alliance Data (NYSE: ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data. Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at 50 locations worldwide. Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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